As filed with the Securities and Exchange Commission on March 31, 2010

Registration No. 333-152656

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BETAWAVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-2471683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

706 Mission Street, 10th Floor
San Francisco, CA 94103
(415) 738-8706
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2008 Stock Incentive Plan
(Full title of the plan)

Tabreez Verjee, President
Betawave Corporation
706 Mission Street, 10th Floor
San Francisco, CA 94103
(415) 738-8706
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer □	Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

    This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-152656) previously filed by Betawave Corporation, a Delaware corporation (the “Registrant”), on July 31, 2008 (the “Registration Statement”). The Registration Statement registered 1,500,000 shares of the Registrant’s Common Stock, par value $0.001 per share, pursuant to the Registrant’s 2008 Stock Incentive Plan.

    As a result of the fact that there are less than 300 holders of record of the Registrant’s shares as of December 31, 2009, the Registrant has no obligation to continue to file, and does not plan to file, periodic reports with the SEC for any periods after January 1, 2010. The Registrant intends to file a Form 15 on March 31, 2010 to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities of the Registrant that are registered but unsold under the Registration Statement.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-152656) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, in the State of California, on the 31st day of March, 2010.

BETAWAVE CORPORATION
By:	/s/ Tabreez Verjee
Tabreez Verjee
President and Interim Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tabreez Verjee	President, Interim chief Executive Officer and Director	March 31, 2010
Tabreez Verjee	(Principal Executive Officer)

/s/ Lennox L. Vernon	Chief Accounting Officer and Director of Operations	March 31, 2010
Lennox L. Vernon	(Principal Financial and Accounting Officer)

Director
John Durham

/s/ Michael Jung	Director	March 31, 2010
Michael Jung

/s/ Richard Ling	Director	March 31, 2010
Richard Ling

Director
Mark Menell

/s/ James Moloshok	Executive Chairman and Director	March 31, 2010
James Moloshok

/s/ Riaz Valani	Director	March 31, 2010
Riaz Valani

Director
Matt Freeman